As filed with the Securities and Exchange Commission on April 30, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1375208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Sagamore Parkway South
Lafayette, Indiana 47905
(765) 771-5300

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Richard J. Giromini
President and Chief Executive Officer
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905
(765) 771-5300

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

Michael J. Silver
William I. Intner
Hogan & Hartson LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering by Wabash National Corporation(1):
Common Stock, par value $0.01 per share
Debt Securities(2)
Preferred Stock(2)
Convertible Debt Securities(2)	—		—		$150,000,000	(1)(3)	$10,695.00	(4)
Warrants(2)
Secondary Offering by Selling Stockholder:
Common Stock, par value $0.01 per share, Underlying Warrant(5)	24,762,636	(6)	$2.69		$66,611,491	(7)	$3,710.02	(7)
Common Stock, par value $0.01 per share, Underlying Warrant(9)	3,541		$9.55	(8)	$33,816.55	(8)	$2.41	(8)

(1)	Pursuant to General Instruction II.D of Form S-3, there is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.
(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price per security will be determined from time to time in connection with the issuance of the securities registered hereunder.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	In accordance with Rule 429 under the Securities Act, and, as further described below under the heading “Statement Pursuant to Rule 429(b),” the prospectus contained herein also relates to and will be used in connection with the resale of up to 24,762,636 shares of common stock covered by the Registration Statement on Form S-1 (File No. 333-161694), which was originally declared effective on December 8, 2009, that have not yet been sold by the selling stockholder described therein and herein.
(6)	Consists of shares of common stock issuable upon the exercise of an outstanding warrant held by the selling stockholder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(7)	The maximum aggregate offering price and the registration fee were calculated and paid, respectively, at the time of the initial filing of the Registration Statement on Form S-1 (File No. 333-161694) on September 2, 2009.
(8)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average high and low per share sale price as reported on The New York Stock Exchange on April 26, 2010.
(9)	The additional 3,541 shares being registered on this Registration Statement to be offered by the selling stockholder are in addition to the 24,762,636 shares registered originally on Registration Statement on Form S-1 (File No. 333-161694), and represent additional shares issuable under the Warrant as a result of subsequent anti-dilution adjustments.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429(b)

The registrant is filing a single prospectus in this registration statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429, the prospectus included in this registration statement relates both to the securities being registered hereby and to the securities registered under the registrant’s Registration Statement on Form S-1 (File No. 333-161694) (the “Prior Form S-1”) which became effective on December 8, 2009 and pursuant to which the registrant previously registered the resale of up to 24,762,636 shares of the registrant’s common stock by the named selling stockholder. This registration statement, which is a new registration statement, upon effectiveness will also constitute a post-effective amendment to the Prior Form S-1.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2010

PROSPECTUS

$150,000,000
Common Stock
Debt Securities
Preferred Stock
Warrants

24,766,177 Shares of Common Stock Offered By the Selling Stockholder

We may offer and sell, from time to time, in one or more offerings, the securities, or any combination of the securities, that we describe in this prospectus having a total initial offering price not exceeding $150,000,000. In addition, the selling stockholder identified in this prospectus or any of its pledges, donees, transferees or other successors-in-interest may offer and sell, from time to time, up to 24,766,177 shares of our common stock under this prospectus, which shares are issuable upon the exercise of a warrant currently held by the selling stockholder. We will not receive any proceeds from the sale of common stock by the selling stockholder, but we will incur expenses in connection with the sale of those shares. We and the selling stockholder may offer securities at the same time or in separate transactions.

This prospectus describes some of the general terms that may apply to the securities we may offer and sell and the general manner in which they may be offered. Each time we offer securities, we will provide one or more supplements to this prospectus that contains specific information about the offering and the terms of any securities being sold. Before investing, you should carefully read this prospectus and any related prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

The shares of common to be offered and sold by the selling stockholder or any of its pledgees, donees, transferees or other successors-in-interest are being registered to permit the offer and sale of these shares from time to time, in amounts, at prices and on terms determined at the time of offering. The shares of common stock to be offered and sold by the selling stockholder may be sold through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 27, or by any applicable prospectus supplement.

Except in the case of offers and sales by the selling stockholder or any of its pledges, donees, transferees or other successors-in-interest in circumstances described under “Plan of Distribution,” this prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “WNC.” On April 29, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $9.94 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2010.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The selling stockholder also may use the shelf registration statement to sell an aggregate of 24,766,177 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholder may sell its shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement. As used herein, the term “selling stockholder” includes the selling stockholder and its pledges, donees, transferees or other successors-in-interest.

We and the selling stockholder have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent

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to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “Wabash,” “we,” “us” and “our” and similar terms refer to Wabash National Corporation.

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PROSPECTUS SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, if any, and the documents incorporated by reference before making an investment decision.

Our Company

Founded in 1985 as a start-up company, Wabash National Corporation is one of North America’s leaders in designing, manufacturing and marketing standard and customized truck trailers and related transportation equipment. We believe our position as a leader has been the result of our longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our technological leadership and our large distribution and service network. Our management team is focused on continuing to size our manufacturing and retail operations to match the current demand environment, implementing our cost savings initiatives, strengthening our capital structure, developing innovative products, improving earnings and selective production introductions that meet the needs of our customers.

We seek to identify and produce proprietary products that offer exceptional value to customers with the potential to generate higher profit margins than those of standardized products. We believe that we have the engineering and manufacturing capability to produce these products efficiently. We introduced our proprietary composite product, DuraPlate®, in 1996. According to the most recent A.C.T. Research Company, LLC (ACT) estimates on total trailer industry shipments, composite trailers have achieved widespread industry acceptance accounting for approximately one out of every three dry van trailer shipments in 2009. Since 2002, sales of our DuraPlate® trailers represented approximately 90% of our total new dry van trailer sales. We are also a competitive producer of standardized sheet and post and refrigerated trailer products and we strive to become the low-cost producer of these products within our industry. Through our Transcraft subsidiary we also manufacture steel flatbed and dropdeck trailers. As part of our commitment to expand our customer base, diversify our revenues and extend our market leadership, Transcraft acquired in July 2008 certain operating assets of Benson International LLC, and its affiliates (Benson), a manufacturer of aluminum flatbeds, dump trailers and other truck bodies. In addition, in December 2008, the Company announced a multi-year agreement to build and service all of PODS®(1) portable storage container requirements as part of our strategy to leverage our DuraPlate® panel technology into other industry segments. We expect to continue a program of product development and selective acquisitions of quality proprietary products that further differentiate us from our competitors and increase shareholder value.

We market our transportation equipment under the Wabash®, DuraPlate®, DuraPlateHD®, FreightPro®, ArcticLite®, RoadRailer®, Transcraft®, Eagle®, Eagle II®, D-Eagle® and BensonTM trademarks directly to customers, through independent dealers and through our Company-owned retail branch network. Historically, we have focused on our longstanding core customers representing many of the largest companies in the trucking industry. Our relationships with our core customers have been central to our growth since inception. We have also actively pursued the diversification of our customer base by focusing on what we refer to as the mid-market. These carriers, which represent approximately 1,250 carriers, operate fleets of between 250 to 7,500 trailers, which we estimate in total account for approximately one million trailers.

Our 11 Company-owned full service retail branches provide additional opportunities to distribute our products and also offer nationwide services and support capabilities for our customers. In addition, we maintain four used fleet sales centers to focus on selling both large and small fleet trade packages to the wholesale market. Our retail branch network’s sale of new and used trailers, aftermarket parts and service generally provides enhanced margin opportunities. We also utilize a network of 25 independent dealers with approximately 60 locations throughout North America to distribute our van trailers. In addition, we distribute our flatbed and dropdeck trailers through a network of 94 independent dealers with approximately 150 locations throughout North America.

(1)	PODS® is a registered trademark of PODS, Inc. and Pods Enterprises, Inc.

Wabash was incorporated in Delaware in 1991 and is the successor by merger to a Maryland corporation organized in 1985. We operate in two reportable business segments: (1) manufacturing and (2) retail and distribution. Financial results by segment, including information about revenues from customers, measures of profit and loss, total assets, and financial information regarding geographic areas and export sales are discussed in our annual consolidated financial statements that are incorporated by reference herein.

The address of our principal executive office is 1000 Sagamore Parkway South, Lafayette, Indiana 47905 and our telephone number is (765) 771-5300. Our internet website is www.wabashnational.com. We make our electronic filings with the Securities Exchange Commission (the “SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. Information on our website is not a part of, or incorporated by reference into, this prospectus.

The Offering

Securities offered by us
We may offer and sell any of these securities from time to time:

• shares of our common stock (including the associated preferred stock purchase rights)

• our debt securities

• shares of our preferred stock

• warrants to purchase shares of our common stock or preferred stock; or

• any combination of our common stock, debt securities, preferred stock or warrants.
Common stock offered by the selling stockholder
24,766,177 shares.
Selling stockholder
Trailer Investments, LLC, or its donees, pledgees, transferees or other successors-in-interests. See “Selling Stockholder” on page 26 for more information on the selling stockholder.
Use of proceeds
Any accompanying prospectus supplement will set forth our intended use of the net proceeds from the sale of our securities offered by us, which could include, among other uses, redemption of all or a portion of our outstanding preferred stock, repayment of all or a portion of our outstanding indebtedness or general working capital purposes.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.
Common Stock
We or the selling stockholder may offer shares of our common stock. See “Description of Common Stock” on page 8.
Debt Securities
Our debt securities may be senior or subordinated in right of payment and may be convertible into our common stock, preferred stock, debt securities or other securities or property. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the conversion terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. We will issue the senior and subordinated debt securities under separate indentures between us and a trustee we will identify in an applicable prospectus supplement.
Preferred Stock
We may offer our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.
Warrants
We may offer warrants to purchase our common stock and preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.
Plan of Distribution
The selling stockholder may offer and sell the common stock from time to time through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” beginning on page 27 or otherwise as described in any accompanying prospectus supplement. Any offering by us of securities will be made through a plan of distribution described in an accompanying prospectus supplement.
Listing
If any securities other than our common stock are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.
New York Stock Exchange symbol for Common Stock
“WNC”
Risk Factors
See “Risk Factors” and the other information contained in this prospectus and to which we refer you for a discussion of factors you should consider carefully before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I —  Item 1A. Risk Factors” of our most recent Form 10-K, as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement, which information is incorporated in this prospectus by reference. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and in the Investors section of our website at http://www.wabashnational.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-10883, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 26, 2010;
•	our Proxy Statement for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 14, 2010;
•	our Current Reports on Form 8-K filed with the SEC on February 8, 2010 and February 22, 2010.
•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on October 4, 1991 (Registration No. 001-10883), including any amendments or reports filed to update such information; and the description of our stockholder rights plan contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on December 28, 2005 (Registration No. 001-10883), including any amendments or reports filed to update such information.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Wabash National Corporation
Attention: Corporate Secretary
P.O. Box 6129
Lafayette, Indiana 47903
(765) 771-5300

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Our “forwarding-looking statements” include, but are not limited to, statements regarding:

•	our business plan;
•	our expected revenues, income or loss and capital expenditures;
•	plans for future operations;
•	financing needs, plans and liquidity, including for working capital and capital expenditures;
•	our ability to achieve sustained profitability;
•	reliance on certain customers and corporate relationships;
•	availability and pricing of raw materials;
•	availability of capital and financing;
•	dependence on industry trends;
•	the outcome of any pending litigation;
•	export sales and new markets;
•	engineering and manufacturing capabilities and capacity;
•	acceptance of new technology and products;
•	government regulation; and
•	assumptions relating to the foregoing.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Each forward-looking statement contained in this prospectus reflects management’s view only as of the date on which that forward-looking statement was made. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Any accompanying prospectus supplement will set forth our intended use of the net proceeds from the sale of our securities offered by us, which could include, among other uses, redemption of all or a portion of our outstanding preferred stock, repayment of all or a portion of our outstanding indebtedness or general working capital purposes.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December, 31
	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	—	—	5.29	3.36	12.52
Deficiency	(96,733)	(103,912)	—	—	—

For the years ended December 31, 2009 and 2008, earnings are inadequate to cover fixed charges and the dollar amount of the coverage deficiency is disclosed in the above table, in thousands.

For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as pretax income (loss) plus fixed charges. Fixed charges include interest expense (including amortization of deferred financing costs), preferred stock dividends and principal payments on capital lease obligations.

This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock and provisions of our certificate of incorporation and amended and restated bylaws, as amended, are summaries and are qualified by reference to our certificate of incorporation and our amended and restated bylaws, as amended, that are filed as exhibits to the registration statement that includes this prospectus. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our common stock.

General

We are authorized to issue up to 75,000,000 shares of common stock, par value $0.01 per share. We have a proposal pending before our stockholders for consideration at our annual meeting of stockholders on May 13, 2010, that would increase to 200,000,000 our authorized shares of common stock. We are also authorized to issue up to 25,000,000 shares of preferred stock, par value $0.01 per share. As of April 28, 2010, (i) there were 31,088,276 shares of our common stock outstanding, (ii) 20,000 shares of our Series E redeemable preferred stock outstanding (the “Series E Preferred”), 5,000 shares of our Series F redeemable preferred stock outstanding (the “Series F Preferred”), and 10,000 shares of our Series G redeemable preferred stock outstanding (the “Series G Preferred”, and together with the Series E Preferred and the Series F Preferred, the “Series E-G Preferred Stock”) and (iii) there was a warrant outstanding that is exercisable at $0.01 per share for 24,766,177 newly issued shares of our common stock, subject to upward adjustment (the “Warrant”). The Series E-G Preferred Stock and the Warrant were issued for an aggregate purchase price of $35,000,000 to Trailer Investments, LLC in August 2009 (the “Transaction”).

Voting Rights

Holders of our common stock are entitled to attend all annual and special meetings of our stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. However, for so long as Trailer Investments and its affiliates, including investors in the funds controlled by Lincolnshire Management, Inc. (collectively with Trailer Investments, the “Trailer Investors”), beneficially own at least 10% of our outstanding common stock, they maintain the right to designate five persons for election to our board of directors. In addition, for so long as the Trailer Investors continue to hold a majority of the Series E-G Preferred Stock, we cannot take certain actions without the consent of a majority of the Trailer Investors, even if approved by the holders of our common stock. Specifically, without the approval of a majority of the Trailer Investors we cannot:

•	directly or indirectly declare or make any dividend, distribution, or redemption of any shares of any class of our stock other than dividend payments on the Series E-G Preferred Stock;
•	directly or indirectly declare or make any payments of management, consulting or other fees to any affiliate, which includes certain of our officers, directors and employees;
•	issue any notes or debt securities containing equity or voting features or any capital stock, other equity securities or equity-linked securities;
•	make loans or advances to, guarantees for the benefit of, or investments in, any person, subject to exceptions for reasonable advances to employees and specified types of highly liquid investments;
•	liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, unless, in the case of a recapitalization or reorganization, such transaction would result in a change of control and we pay to the holders of the Series E-G Preferred Stock all amounts then due and owing under the Series E-G Preferred Stock prior to or contemporaneous with the consummation of such transaction;
•	directly or indirectly acquire any interest in an entity or joint venture, except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, we have availability for draw-downs under our amended and restated credit facility in an amount equal to or exceeding $20,000,000 and the ratio of our aggregate indebtedness as of the most recent month end to the previous twelve-month EBITDA (as defined in our amended and restated credit facility) after giving effect to such acquisition is less than 6:1;
•	reclassify or recapitalize our capital stock, subject to certain exceptions;
•	enter into any line of business other than the lines of business in which we are currently engaged and other activities reasonably related thereto;
•	enter into, amend, modify or supplement any agreement, commitment or arrangement with any of our affiliates, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by certain documents entered into in connection with the Transaction;
•	create, incur, guarantee, assume or suffer to exist, any indebtedness, other than (A) indebtedness pursuant to our amended and restated credit facility, and (B) indebtedness in an aggregate amount not to exceed $10,000,000, provided that such indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy our working capital requirements, the interest rate per annum applicable to such Indebtedness does not exceed 9% and the ratio of our aggregate indebtedness as of the most recent month end to the previous twelve-month EBITDA after giving effect to such creation, incurrence, guaranty, assumption or sufferance does not exceed 3:1;
•	engage in any transaction that results in a change of control unless we pay to the holders of the Series E-G Preferred Stock all amounts then due and owing under the Series E-G Preferred Stock (including the premium payable in connection with any redemption relating to a change of control) prior to or contemporaneous with the consummation of such transaction;
•	sell, lease or otherwise dispose of more than 2% of our consolidated assets (computed on the basis of book value, determined in accordance with generally accepted accounting principles in the U.S. (“GAAP”), or fair market value, determined by the board of directors in its reasonable good faith judgment) in any transaction or series of related transactions, other than sales of inventory in the ordinary course of business;
•	become subject to any agreement or instrument which by its terms would (under any circumstances) restrict (A) the right of any subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to us or (B) restrict our right or ability to perform the provisions of certain agreements entered into in connection with the Transaction or to conduct its business as conducted as of the Effective Date (as defined in our amended and restated credit facility);
•	make any amendment to or rescind any provision of our organization documents, increase the number of authorized shares of common stock or preferred stock or adversely affect or otherwise impair the rights of the Trailer Investors or the holders of the Series E-G Preferred Stock; or
•	increase the size of the board of directors or create or change any committee of our board of directors.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive their ratable portion of our assets legally available for distribution after the payment of all debts and other liabilities and subject to the rights of the Series E-G Preferred Stock. Subject to the rights of our creditors, upon any liquidation, dissolution or winding up of Wabash the holders of the Series E-G Preferred Stock are entitled to be paid before any distribution or payment is made to the holders of our common stock. The liquidation preference for the Series E-G Preferred Stock is for an amount in cash equal to $1,000 per share of Series E-G Preferred Stock plus all accumulated, accrued and unpaid dividends thereon. Further, as noted above under “Voting Rights”, without the consent of a majority of the Trailer Investors we cannot engage in any transaction that results in a change of control unless we pay to the holders of the Series E-G Preferred

Stock all amounts then due and owing under the Series E-G Preferred Stock (including the premium payable in connection with any redemption relating to a change of control) prior to or contemporaneous with the consummation of such transaction.

Other Rights and Restrictions

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of the Series E-G Preferred Stock and the shares of any series of preferred stock that we may designate and issue in the future. Our certificate of incorporation and amended and restated bylaws, as amended, do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Anti-Takeover Provisions

Organizational Documents.  Our certificate of incorporation and our amended and restated bylaws, as amended, provide that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders may only be taken if it is properly brought before the meeting or taken by written action in lieu of a meeting by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote were present and void. Our amended and restated bylaws, as amended, further provide that special meetings of stockholders may only be called by our President, board of directors, or chairperson of the board of directors. In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals and director nominations to be brought before an annual meeting of stockholders. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholders’ meeting actions that are favored by the holders of a majority of our outstanding voting securities.

Certificates of Designation of the Series E-G Preferred Stock.  Pursuant to the terms of our Series E-G Preferred Stock, which are provided in the certificates of designation filed with the Secretary of State for the State of Delaware for each series, for so long as the Trailer Investors continue to hold a majority of the Series E-G Preferred Stock we cannot engage in any transaction that results in a change of control unless we pay the Series E-G Preferred Stock holders all amounts then due and owing under the Series E-G Preferred Stock (including the premium payable in connection with any redemption relating to a change of control) prior to or contemporaneous with the consummation of such transaction without the consent of a majority of the Trailer Investors. Further, without the consent of a majority of the Trailer Investors we cannot sell, lease or otherwise dispose of more than 2% of our consolidated assets (as computed on the basis of book value determined in accordance with GAAP or on the basis of fair market value determined by the board of directors in its reasonable good faith judgment) in any transaction or series of related transactions, other than sales of inventory in the ordinary course of business.

Stockholders’ Rights Plan.  We have a Stockholders’ Rights Plan (the “Rights Plan”) that is designed to deter coercive or unfair takeover tactics in the event of an unsolicited takeover attempt. It is not intended to prevent a takeover on terms that are favorable and fair to all stockholders and will not interfere with a merger approved by our board of directors. Each right entitles stockholders to buy one one-thousandth of a share of Series D Junior Participating Preferred Stock at an exercise price of $120. The rights will be exercisable only if a person or a group acquires or announces a tender or exchange offer to acquire 20% or more of our common stock or if we enter into other business combination transactions not approved by our board of directors. Trailer Investments is exempted from the application of the Rights Plan to the acquisition of our shares by them. In the event the rights become exercisable, the Rights Plan allows for our stockholders to acquire our stock or the stock of the surviving corporation, whether or not we are the surviving corporation, having a value twice that of the exercise price of the rights. These rights pursuant to the Rights Plan will expire December 28, 2015 or are redeemable for $0.01 per right by our board under certain circumstances.

Dividends

Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors on our common stock, subject to any preferential dividend rights of outstanding preferred stock, including the Series E-G Preferred Stock, and subject to any applicable contractual restrictions and limitations, including as a result of our current amended and restated credit facility.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WNC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon Corporation.

DESCRIPTION OF DEBT SECURITIES

General

We may issue any combination of senior or subordinated debt securities, which will be direct, general obligations of Wabash National Corporation that may be secured or unsecured. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and      , as trustee. Further information regarding the trustee is provided below and may be provided in the prospectus supplement.

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with their respective indentures. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. The following summaries of the debt securities are not complete. We urge you to read the indentures that will be filed as exhibits to an amendment to the registration statement that includes this prospectus and the description of the additional terms of the debt securities included in the prospectus supplement. See “Where You Can Find More Information” above for information on how to obtain copies of them. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture. We may supplement any indenture from time to time after we execute it.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures might not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the indenture and debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities and the price or prices at which we will offer the debt securities. The specific terms will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;
•	any limit on the total principal amount of the debt securities of the same series;
•	the stated maturity;
•	the currency or currencies for principal and interest, if not U.S. dollars;
•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;
•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;
•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;
•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;
•	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;
•	if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;
•	if the debt security is also an original issue discount debt security, the yield to maturity;
•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);
•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;
•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;
•	whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;
•	the assets, if any that will be pledged as security for the payment of the debt security;
•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and
•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the registrar maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in a prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Mergers and Similar Transactions

We might be permitted under any indenture for the relevant series to merge or consolidate with another corporation or other entity. We might be permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not be able to take any of these actions unless all the following conditions, among other things, are met:

•	If the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.
•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”
•	If the debt securities are convertible into our other securities, the person with whom we merge or consolidate or to whom we sell all or substantially all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the merger, consolidation or sale.

If the conditions described above are satisfied with respect to the debt securities of any series, we may not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions may apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We may not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, including all debt securities we have issued and will issue under a senior debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

If the trustee under a subordinated debt indenture or any holders of subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under a subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture may allow the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. To the extent stated in the applicable prospectus supplement, if we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain registrars and paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;
•	we do not pay interest on any debt security of that series for more than a specified number of days after the due date;
•	we or any subsidiary guarantor remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for a specified period of days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach within a specified time after receipt of such notice. The notice must be sent by the trustee or the holders of a specified percentage in principal amount of the relevant series of debt securities;
•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or
•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under a subordinated debt indenture will be subject to the restrictions on the subordinated debt securities.

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of a specified percentage in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described in the paragraph immediately above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a specified percentage in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs (which shall not have been cured or waived), the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;
•	the holders of a specified percentage in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•	the trustee must not have taken action for a specified number of days after the above steps have been taken; and
•	during those specified number of days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of a specified percentage in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security, (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If this happens, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee

We will furnish each trustee within a specified number of days after the end of each fiscal year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval

We, along with the subsidiary guarantors, if any, and the trustee, may amend the indentures or the debt securities with the written consent of the holders of a specified percentage in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not:

•	reduce the amount of debt securities whose holders must consent to an amendment;
•	reduce the rate of or extend the time for payment of the interest on any debt security;
•	reduce the principal of or change the stated maturity on any debt security;
•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;
•	permit redemption of a debt security if not previously permitted;
•	change the currency of any payment on a debt security;
•	impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;
•	change the amendment provisions which require each holder’s consent or in the waiver provisions;
•	change the ranking or priority of any debt security that would adversely affect the securityholders; or
•	change or release other than in accordance with the indenture, any subsidiary guaranty that would adversely affect the securityholders.

Changes Not Requiring Approval

We, along with the subsidiary guarantors, if any, and the trustee, may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption by a successor corporation of the obligations of the Company, or any subsidiary guarantor under the indenture;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add guarantees with respect to the debt securities, including any subsidiary guaranties, or to secure the debt securities;
•	to add to the covenants of the Company or a subsidiary guarantor, if any, for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company or a subsidiary guarantor;
•	to make any change that does not materially adversely affect the rights of any holder of the debt securities;
•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to adversely affect the interests of any holder of senior debt then outstanding in any material respect without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or
•	If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;
•	without interest coupons; and
•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities for a period beginning before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed for a specified period after the amount is due to a holder will be repaid to us. After that for a specified period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

Initially          will act as paying agent under the indentures. We may appoint one or more other financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

The Trustee

         is initially acting as trustee under the indentures. We may appoint one or more other institutions to act as trustees in the future, and if we do we will identify them and provide additional information in a prospectus supplement.

         will initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to twenty-five million (25,000,000) shares of preferred stock, par value $.01 per share. As of April 28, 2010, we had four authorized series of preferred stock, comprised of our Series D Junior Participating Preferred and our Series E-G Preferred Stock.

The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate, and not our already authorized series of preferred stock. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable certificates of designation to our certificate of incorporation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at the present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

The board of directors is authorized, subject to limitations prescribed by law and the Company’s certificate of incorporation, to provide for the issuance of shares of preferred stock in series, by filing a certificate pursuant to applicable law of the State of Delaware, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of preferred stock.

Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;
•	the date from which dividends on the preferred stock shall accumulate, if applicable;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provision for a sinking fund, if any, for the preferred stock;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and
•	any other specific material terms, preferences, rights, limitations or restrictions of the preferred stock.

Voting Rights

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock is The Bank of New York Mellon Corporation.

DESCRIPTION OF WARRANTS

As of the date of this prospectus, the only warrant that we have outstanding is the Warrant, which is exercisable at $0.01 per share for 24,766,177 newly issued shares of our common stock, subject to upward adjustment.

We may issue warrants for the purchase of common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement. Series of warrants may be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•	the number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies in which the prices of the warrants may be payable;
•	securities for which the warrants are exercisable;
•	whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;
•	the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;
•	the minimum or maximum amount of such warrants, if any, that may be exercised at any one time;
•	any material risk factors relating to such warrants; and
•	any other material terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

SELLING STOCKHOLDER

All of the shares of common stock registered for sale by the selling stockholder pursuant to this prospectus are (i) shares issuable upon the exercise of the Warrant or (ii) shares underlying the Warrant that resulted from an anti-dilution adjustment to the Warrant. The Warrant was issued to Trailer Investments on August 3, 2009 and it was acquired by Trailer Investments, together with shares of Preferred Stock, under a Securities Purchase Agreement, dated as of July 17, 2009, between us and Trailer Investments. We are registering the shares of common stock underlying the Warrant in order to permit Trailer Investments and its donees, pledgees, transferees or other successors-in-interest, which we collectively refer to as the selling stockholder, to offer the shares acquired by full or partial exercise of the Warrant for resale from time to time. The shares underlying the Warrant include 24,762,636 shares that were originally subject to the Warrant on the date of issuance and an additional 3,541 shares for which the Warrant is now exercisable as a result of the anti-dilution adjustment provisions of the Warrant. We have agreed to pay all expenses resulting from our obligation to register the shares issuable upon exercise of the Warrant. This prospectus relates only to sales of shares of our Common Stock upon exercise of the Warrant and does not cover sale of any shares of the Series E-G Preferred Stock, the Warrant itself or any additional shares that may become issuable pursuant to the adjustment mechanisms of the Warrant, other than shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Warrant may be exercised in full or in part, from time to time and at any time within its 10 year term, by the holder thereof, and the exercise price per share is $0.01. The Warrant may be exercised for cash or pursuant to a cashless exercise feature and the shares issuable upon exercise will be issued in a transaction not involving a public offering under federal and state securities laws.

The Series E-G Preferred Stock and the Warrant were issued in a private placement to Trailer Investments for an aggregate purchase price of $35,000,000 (the “Transaction”). As a result of the Transaction, we have a material relationship with Trailer Investments and certain of its affiliates. This relationship includes certain consent rights and privileges we granted to Trailer Investments under the agreements we entered into at the closing of the Transaction. This material relationship includes, for so long as the Trailer Investors beneficially own at least 10% of our outstanding common stock, the right for the Trailer Investors to designate five persons for election to our board of directors. Other elements of this material relationship are more fully described under the “Description of Our Common Stock” section of this prospectus and in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus.

The following table sets forth information with respect to the selling stockholder and the shares of common stock beneficially owned by the selling stockholder, including shares that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholder to us and is as of the date of this prospectus. Because the selling stockholder may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholder.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares That May Be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percent of Shares Owned After Offering
Trailer Investments, LLC(1)	24,766,177	(1)	24,766,177	(2)	(2)

(1)	Lincolnshire Equity Fund III, L.P. (“LEF III”), a Delaware limited partnership is the sole member of Trailer Investments, Lincolnshire Equity Partners III, L.P. (“LEP III”), a Delaware limited partnership, is the general partner of LEF III, and Lincolnshire Equity III, LLC (“Equity III”), a Delaware limited liability company, is the general partner of LEP III. Thomas J. Maloney, one of our directors who was designated by Trailer Investments holds a majority of the voting power of Equity III. Trailer Investors has also designated the following individuals to serve on our board of directors: Michael J. Lyons,

Thomas J. Maloney, Vineet Pruthi, and James G. Binch. All of the shares of common stock beneficially owned by Trailer Investments and offered hereby are not currently outstanding but are issuable at any time upon exercise of the Warrant.
(2)	Because the selling stockholder may, under this prospectus, offer all or some portion of its common stock, no estimate can be given as to the number of shares of our common stock that will be held by the selling stockholder upon termination of any sales. We refer you to the information under the heading “Plan of Distribution.”

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the securities offered under this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. As used in this prospectus, the term selling stockholder includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer.

We or the selling stockholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may include shares of the selling stockholder in conjunction with underwritten sales by us of shares of our common stock.

If we or the selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We and the selling stockholder may sell securities directly to one or more purchasers without using underwriters or agents.

Sales of common stock hereunder also may be effected by us or the selling stockholder from time to time in one or more types of transactions on the New York Stock Exchange or any other national securities exchange on which our common stock may be listed at the time of sale, in the over-the-counter market, in transactions otherwise than on such exchanges or the over-the-counter market, including negotiated transactions, ordinary brokers’ transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The selling stockholder may also sell shares of common stock in block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, in an exchange distribution in accordance with the rules of the applicable exchange, in short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC.

The selling stockholder and underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We or the selling stockholder may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, shares of which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We or the selling stockholder may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The selling stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to keep the portion of the registration statement of which this prospectus constitutes a part that relates to the shares offered by the selling stockholder effective until the earlier of (1) such time as all of the selling stockholder’s shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which such shares may be sold pursuant to Rule 144(b)(1)(i) of the Securities Act.

LEGAL MATTERS

Hogan & Hartson LLP, Baltimore, Maryland will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Wabash National Corporation

Common Stock

Debt Securities

Preferred Stock

Warrants

PROSPECTUS

The date of this prospectus is       , 2010.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$14,407.43
Accounting fees and expenses	*
Legal fees and expenses	*
Printing fees	*
Miscellaneous	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

All of the above fees and expenses will be paid by us.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law.  Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.  Article TENTH of our certificate of incorporation provides that the we will indemnify our directors and officers to the fullest extent permitted by law and that directors shall not be liable for monetary damage to us or our stockholders for breach of fiduciary duty, except to the extent not permitted under DGCL.

Bylaws.  Our amended and restated bylaws, as amended, provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to us will be indemnified to the fullest extent permitted by the DGCL.

Indemnification Agreements.  The board of directors has adopted a form of indemnification agreement for our directors, which provides a contractual right in certain circumstances to indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising as a result of such individual’s relationship with us, and the advancement of expenses for the same.

Insurance.  We maintain directors and officers liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.

Item 16. Exhibits.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, Indiana on April 30, 2010.

WABASH NATIONAL CORPORATION
By: /s/ Richard J. Giromini Richard J. Giromini President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned Officers and Directors of Wabash National Corporation, a Delaware corporation, hereby constitutes and appoints Richard J. Giromini and Mark J. Weber, and each of them acting individually, as his or her true and lawful agents and attorneys-in-fact, for him or her in any and all capacities, with full power and authority in said agents and attorneys-in-fact, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any pre- or post effective amendments thereto, granting unto said agents and attorneys-in-fact, with full power to each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Giromini Richard J. Giromini	President, Chief Executive Officer and Director (principal executive officer)	April 30, 2010
/s/ Mark J. Weber Mark J. Weber	Senior Vice President — Chief Financial Officer (principal financial and accounting officer)	April 30, 2010
/s/ James G. Binch James G. Binch	Director	April 30, 2010
/s/ Martin C. Jischke Martin C. Jischke	Director	April 30, 2010
/s/ James D. Kelly James D. Kelly	Director	April 30, 2010
/s/ Stephanie K. Kushner Stephanie K. Kushner	Director	April 30, 2010
/s/ Michael J. Lyons Michael J. Lyons	Director	April 30, 2010
/s/ Larry J. Magee Larry J. Magee	Director	April 30, 2010

Signature	Title	Date
/s/ Thomas J. Maloney Thomas J. Maloney	Director	April 30, 2010
/s/ Vineet Pruthi Vineet Pruthi	Director	April 30, 2010
/s/ Scott K. Sorensen Scott K. Sorensen	Director	April 30, 2010
/s/ Ronald L. Stewart Ronald L. Stewart	Director	April 30, 2010

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation of the Company(1)
3.2	Certificate of Designations of Series D Junior Participating Preferred Stock(2)
3.3	Certificates of Designations, Preferences and Rights of Series E Redeemable Preferred Stock(3)
3.4	Certificates of Designations, Preferences and Rights of Series F Redeemable Preferred Stock(3)
3.5	Certificates of Designations, Preferences and Rights of Series G Redeemable Preferred Stock(3)
3.6	Amended and Restated By-laws of the Company, as amended(3)
4.1	Specimen Stock Certificate(4)
4.2	Rights Agreement between the Company and National City Bank as Rights Agent dated December 28, 2005(2)
4.3	Amendment dated July 17, 2009 to the Rights Agreement, dated as of December 28, 2005, between the Company and National City Bank, as Rights Agent(5)
4.4+	Form of Senior Indenture
4.5+	Form of Subordinated Indenture
4.6*	Form of Certificate Evidencing Senior Debt Securities
4.7*	Form of Certificate Evidencing Subordinated Debt Securities
4.8*	Form of Preferred Stock Certificate
4.9*	Form of Warrant Agreement
4.10*	Form of Warrant Certificate
5.1+	Opinion of Hogan & Hartson LLP
12.1**	Computation of Ratio of Earnings to Fixed Charges
23.1**	Consent of Ernst & Young, Independent Registered Public Accounting Firm
23.2+	Consent of Hogan & Hartson LLP (included in Exhibit 5.1)
24.1**	Powers of Attorney (included on the signature pages of this registration statement)
25.1+	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Debt Securities

+	To be filed by amendment prior to the effective date of this registration statement.
*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.
**	Filed herewith.
(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (No. 33-42810)
(2)	Incorporated by reference to the Registrant’s Form 8-K filed on December 28, 2005 (File No. 1-10883)
(3)	Incorporated by reference to the Registrant’s Form 8-K filed on August 4, 2009 (File No. 1-10883)
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-27317) filed on May 16, 1997
(5)	Incorporated by reference to the Registrant’s Form 8-K filed on July 20, 2009 (File No. 1-10883)